Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-3 No. 333-228467) of Altus Midstream Company and in the related prospectus, and
b.Registration Statement (Form S-8 No. 333-234475) of Altus Midstream Company;

of our report dated February 25, 2021, with respect to the financial statements of Breviloba, LLC included in this Annual Report (Form 10-K) of Altus Midstream Company for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Houston, Texas
February 25, 2021